Broadcom to Explore Strategic Alternatives for Cellular Baseband Business
Company Accelerates Key Initiatives in Broadband, Infrastructure and Connectivity Markets
Conference Call Webcasted at 6:00 a.m. PT / 9:00 a.m. ET www.broadcom.com/investors

Irvine, Calif., June 2, 2014 — Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today announced it is exploring strategic alternatives for its cellular baseband business, including a potential sale or wind-down. The company has engaged investment bank JP Morgan in connection with its efforts.

The successful sale or wind-down of the cellular baseband business is currently expected to result in a roughly $700 million reduction in annualized GAAP research and development and selling, general and administrative expenses, of which approximately $100 million relates to estimated reductions in stock-based compensation. As such, non-GAAP research and development and selling, general and administrative expenses are currently expected to be reduced by roughly $600 million. These estimates do not reflect the impact of any potential impairment and/or restructuring charges that are likely to be recorded related to the successful sale or wind-down of Broadcom’s cellular baseband business.

Broadcom currently expects to organically reinvest roughly $50 million of these savings on an annualized basis into projects in the Broadband, Infrastructure and Connectivity businesses. This incremental spending is currently expected to strengthen and accelerate the company’s plans in the area of small cells, embedded processing and low-power connectivity.

Updated Business Outlook
Broadcom today also updated its business outlook for the three months ending June 30, 2014. Broadcom continues to expect revenue between $2.0 billion and $2.1 billion. Broadcom now expects both GAAP and non-GAAP product gross margin to be at or above the high end of the previously-guided range, driven principally by mix.

Conference Call Information
Broadcom will conduct a conference call with analysts and investors today at 6:00 a.m. PT (9:00 a.m. ET). Interested parties can call (800) 447-0521 US toll free or (847) 413-3238 US toll. The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, please visit the Investors section of Broadcom’s website at www.broadcom.com/investors. The webcast will be recorded and available for replay, within 48 hours after the event, until 10:00 p.m. PT on July 2, 2014.

There can be no assurance that this exploration process will result in a sale. The company does not intend to discuss developments with respect to the exploration of strategic alternatives in cellular baseband unless or until its Board of Directors has approved a definitive transaction or the process is otherwise complete.

About Broadcom

Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.

Cautions Regarding Forward-Looking Statements
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, the amount and timing of reduced research & development and selling, general & administrative expenses resulting from the exit of the cellular baseband business, the possibility of a sale or wind-down of such business, our ability to drive growth through our planned reinvestments in our Broadband, Infrastructure and Connectivity businesses, and guidance provided on future revenue, product gross margin and operating expenses for the second quarter of 2014 (on both a GAAP and non-GAAP basis). These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to the following:

•	Our quarterly operating results may fluctuate significantly.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	We face intense competition.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.

•	We may fail to appropriately adjust our operations in response to changes in our strategy or market demand.

•	We are exposed to risks associated with our international operations.

•	Our business is subject to potential tax liabilities.

•	Our stock price is highly volatile.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

•	We may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce our own intellectual property rights.

•	We face risks associated with our acquisition strategy.

•	We may be unable to attract, retain or motivate key personnel.

•	We are subject to order and shipment uncertainties.

•	We depend on third parties to fabricate, assemble and test our products.

•	Our systems are subject to security breaches and other cyber security incidents.

•	Government regulation may adversely affect our business.

•	Our co-founders and their affiliates may strongly influence the outcome of matters that require the approval of our shareholders.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.

•	There can be no assurance that we will continue to declare cash dividends.

•	We may be unable to successfully sell or wind down the cellular baseband business or realize the expected reduction in annualized research and development and selling, general and administrative expenses.

•	There can be no assurance that we will be able to successfully grow or maintain our Connectivity business independent of the cellular baseband business.

Broadcom’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

BROADCOM CORPORATION
Updated Guidance for the Three Months Ending June 30, 2014
	Reported Three Months Ended March 31, 2014	Prior Guidance Three Months Ending June 30, 2014	Updated Guidance Three Months Ending June 30, 2014

Total net revenue	$1.984 billion	~$2.0 to ~$2.1 billion	~$2.0 to ~$2.1 billion

Product gross margin (GAAP)	49.4%	Up ~100 to ~200 bps	At or above the high end of the previously-guided range

Product gross margin (Non-GAAP)	52.2%	Up ~75 to ~175 bps	At or above the high end of the previously-guided range

Research & development and selling, general, and administrative expenses (GAAP)	$821 million	Flat to up ~$20 million	Flat to up ~$20 million

Research & development and selling, general, and administrative expenses (Non-GAAP)	$706 million	Down ~$5 to up ~$15 million	Down ~$5 to up ~$15 million

Broadcom has based the preceding guidance for the three months ending June 30, 2014 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of June 2, 2014. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today. The non-GAAP guidance presented above is calculated in a manner consistent with the presentation of non-GAAP results as reported in our April 24, 2014 press release covering Broadcom’s first quarter 2014 results.

The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Note Regarding Use of Non-GAAP Financial Measures

Broadcom believes that the presentation of the non-GAAP measures included herein provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because we believe that the inclusion or exclusion of the items in these measures provides insight into our core operating results, our ability to generate cash and underlying business trends affecting our performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Broadcom®, the pulse logo, Connecting everything®, the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Contacts

Press	Investors
Karen Kahn Vice President, Communications 949-926-3139 kkahn@broadcom.com	Chris Zegarelli Senior Director, Investor Relations 949-926-7567 czegarel@broadcom.com